UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2008 (February 11, 2008)

GEORGIA GULF CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02               Results of Operations and Financial Condition.

                                On February 14, 2008, Georgia Gulf Corporation announced financial results for the fourth quarter and year ended December 31, 2007 in the press release furnished as Exhibit 99.1 hereto, which information is incorporated into this Item 2.02 by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                                On February 14, 2008, Georgia Gulf Corporation announced changes in its Board of Directors and management as more fully described in the press release filed as Exhibit 99.2 hereto, which information is incorporated into this Item 5.02 by reference.  These changes are effective as of the date hereof as a result of actions taken on February 11, 2008.

Item 7.01               Regulation FD Disclosure.

                                The information included under Items 2.02 and 5.02 are incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

                (d)           Exhibits.

Number	Exhibit
99.1	Press release dated February 14, 2008 re financial results

99.2	Press release dated February 14, 2008 re changes in board and management

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

By:	/s/ Joel I. Beerman
Name:	Joel I. Beerman
Title:	Vice President, General Counsel and Secretary

Date:  February 14, 2008